AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 13, 2000            Registration No. 333-
=========================================================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------
                                   Form S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ------------------

                               CP&L Energy, Inc.
            (Exact name of Registrant as specified in its Charter)

      North Carolina                                   56-2155481
 (State of incorporation)                 (I.R.S. Employer Identification No.)

                            411 Fayetteville Street
                      Raleigh, North Carolina  27601-1748
                                (919) 546-6111

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             WILLIAM CAVANAUGH III
                Chairman, President and Chief Executive Officer
                            ROBERT B. McGEHEE, Esq.
                 Executive Vice President and General Counsel
                            411 Fayetteville Street
                      Raleigh, North Carolina  27601-1748
                                (919) 546-6111

 (Names and addresses,  including zip codes, and telephone numbers,  including area codes,  of agents for service)

 It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                           TIMOTHY S. GOETTEL,  Esq.
                           DANIELLE T. BENNETT, Esq.
                               Hunton & Williams
                         421 Fayetteville Street Mall
                        Raleigh, North Carolina  27601
                                (919) 899-3000

     Approximate date of commencement of proposed sale to the public: From time to time as market conditions warrant after the registration statement becomes effective.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_] ____________
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_] _________________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                         Proposed Maximum    Proposed Maximum
    Title of Each Class             Amount to be         Offering Price          Aggregate           Amount of
of Securities to be Registered      Registered/(1)/         Per Unit          Offering Price    Registration Fee/(2)/
-----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value               6,000,000              $41.34375       $248,062,500                 $65,489
=======================================================================================================================

(1) Pursuant to Rule 429 of the Securities Act, the prospectus filed as part of this registration statement will be used as a combined prospectus in connection with this registration statement and registration statement file No. 33-38349.

(2) Pursuant to Rule 457(c) of the Securities Act, and solely for purposes of calculating the registration fee, the registration fee was calculated on the basis of the average of the high and low sale prices for shares of the Company common stock on the New York Stock Exchange on October 12, 2000.

                              ==================

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

                 Subject to completion dated October 13, 2000


PROSPECTUS
----------
                               CP&L Energy, Inc.

                        CP&L ENERGY INVESTOR PLUS PLAN
             Direct Stock Purchase and Dividend Reinvestment Plan

     The CP&L Energy Investor Plus Plan provides a simple and convenient way for current and potential investors to purchase shares of our Common Stock. The Plan also provides holders of our Common Stock and holders of preferred stock of our subsidiary companies with a simple and convenient method of purchasing shares of our Common Stock through the reinvestment of their quarterly dividends. The Plan promotes long-term ownership in our Common Stock by offering:

     . A simple way to increase your holdings in our Common Stock by automatically reinvesting some or all of your cash dividends.

     . The opportunity to make an initial purchase of Common Stock or to purchase additional shares of Common Stock up to a maximum investment of $10,000 per month, and pay only minimal or no brokerage fees, depending on the source of the shares.

     . The ability to deposit your Common Stock certificates, at no cost, into the Plan to be held for "safekeeping" in book-entry form.

     This Plan amends and restates our prior Automatic Dividend Reinvestment and Customer Stock Purchase Plan. Therefore current Plan participants will automatically continue to participate in the Plan.

     You do not have to be a current shareholder to participate in the Plan. You can purchase your first shares of our Common Stock by making an initial investment of not less than $250 and not more than $10,000.

     Shares purchased for participants' accounts under the Plan will be purchased on the open market by our Plan Administrator, EquiServe Trust Company, N.A. We, however, reserve the right to use original issue stock for the Plan.

     The purchase price of the shares of Common Stock purchased on the open market under the Plan will be the weighted average price (including brokerage commissions) of all shares acquired by the Independent Agent (as described below) for the Plan during an Investment Period.

     The purchase price of original issue shares of Common Stock issued and sold by us under the Plan, will be the average of the high and low sale prices for the Common Stock (on the composite tape as reported in The Wall Street Journal) on the Investment or Dividend Payment Date (as described below).

     This Prospectus relates to 3,585,819 shares of Common Stock previously registered under our prior Automatic Dividend Reinvestment and Customer Stock Purchase Plan and 6,000,000 shares of Common Stock registered for purchase under the Plan.

     You should read this Prospectus carefully and retain it for future reference.

================================================================================

The information in this prospectus is incomplete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

================================================================================

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

================================================================================
                 The date of this prospectus is  _______, 2000

                               TABLE OF CONTENTS
OUR COMPANY........................................................... 3
USE OF PROCEEDS....................................................... 3
WHERE YOU CAN FIND MORE INFORMATION................................... 3
DOCUMENTS INCORPORATED BY REFERENCE................................... 3
COMMON QUESTIONS ABOUT THE PLAN....................................... 5
CP&L ENERGY INVESTOR PLUS PLAN........................................ 6
     Plan Administration.............................................. 6
     Enrollment....................................................... 8
     Dividend Reinvestment............................................ 9
     Optional Cash Investments........................................ 10
     Purchase of Shares............................................... 11
     Sale of Shares................................................... 12
     Safekeeping of Stock Certificates in Book-Entry Form............. 13
     Gifts or Transfers of Shares..................................... 13
     Issuance of Certificates......................................... 14
     Pledging of Shares............................................... 15
     Statements of Account............................................ 15
     Summary of Participation Fees.................................... 15
     Termination of Participation..................................... 16
     Death of a Plan Participant...................................... 17
     Other Information About the Plan................................. 17
U.S. FEDERAL INCOME TAX INFORMATION................................... 18
EXPERTS............................................................... 19
LEGAL OPINION......................................................... 19

--------------------------------------------------------------------------------

OUR COMPANY

CP&L Energy, Inc. ("CP&L Energy") was incorporated in August 1999 under the laws of the State of North Carolina and is the holding company for Carolina Power & Light Company and North Carolina Natural Gas Corporation. Carolina Power & Light is a full service energy provider primarily engaged in the generation, transmission, distribution and sale of electricity in portions of North Carolina and South Carolina. North Carolina Natural Gas is engaged in the transmission, distribution and sale of natural gas in portions of North Carolina.

We have agreed to acquire Florida Progress Corporation in a transaction scheduled to close in the fourth quarter of 2000. Florida Progress Corporation's primary subsidiary is Florida Power Corporation. Florida Power was incorporated in Florida in 1899 and is an operating utility engaged in the generation, purchase, transmission, distribution and sale of electricity primarily in the State of Florida. Florida Progress' diversified operations consist primarily of Electric Fuels Corporation. Formed in 1976, Electric Fuels has three main businesses: Rail Services, Inland Marine Transportation, and Energy and Related Services. Through these units, Electric Fuels operates one of the largest integrated providers of rail services in the United States; owns an efficient river barge and towboat fleet; and has coal-mining operations and terminaling facilities.

Our principal executive offices are located at 411 Fayetteville Street, Raleigh, North Carolina 27601-1748, telephone 919-546-6111.

USE OF PROCEEDS

If original issue shares of Common Stock are issued by the Company under the Plan, then we will use the proceeds from the sale for working capital or other general corporate purposes. If shares are purchased by the Independent Agent in the open market, we will not receive any proceeds.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. at 450 5th Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois
60661-2511.   Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

We also make various financial and other information available through our website at www.cplc.com.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

1934 until we sell all of the securities being registered.

     .    Annual Report on Form 10-K for the year ended December 31, 1999.

     . Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000.

     .    Current Report on Form 8-K filed June 21, 2000.

     .    Current Report on Form 8-K filed September 1, 2000.

     .    Current Report on Form 8-K filed September 20, 2000.

     . The description of our Common Stock included under the heading "Description of Holdings Capital Stock" in our Registration Statement on Form S-4 (File No. 333-86243), dated August 31, 1999.

You may request a copy of these filings at no cost, by writing or calling us at the following address:

          CP&L Energy, Inc.
          Shareholder Relations
          411 Fayetteville Street
          Raleigh, North Carolina 27601
          Telephone: (800) 662-7232

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making any offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

--------------------------------------------------------------------------------

COMMON QUESTIONS ABOUT THE PLAN

1.   Who is Eligible to Participate in the Plan?

     The persons eligible to participate in the Plan include: all U.S. citizens; corporations, partnerships or other entities incorporated or domiciled in the U.S.; and our existing shareholders. Persons who are not U.S. citizens may also participate in the Plan under certain circumstances. See "Enrollment" on page 8.

2.   How do I enroll in the Plan?

     If you do not currently own any of our Common Stock, you can join the Plan by completing an Enrollment Form, indicating your initial investment, and returning it with an initial cash investment of at least $250 to the Plan Administrator. If you already own our Common Stock you may join the Plan by completing an Enrollment Form, indicating your reinvestment election, and returning it to the Plan Administrator. Current participants in the Plan do not need to take any action to continue to participate. See "Enrollment" on page 8.

3.   May I reinvest the dividends on my Common Stock if I enroll in the Plan?

     Yes. You may elect to have all or a portion of the cash dividends on your Common Stock automatically reinvested toward the purchase of additional shares of our Common Stock. See "Dividend Reinvestment" on page 9.

4. May I purchase additional shares of Common Stock through the Plan from time to time?

     Yes. You may invest up to $10,000 in shares of Common Stock each month. The minimum initial cash investment is $250, and any subsequent optional cash investment, once you have enrolled in the Plan, must be no less than $50. See "Optional Cash Investments" on page 10.

5.   Does the Plan account for fractional shares?

     Yes. Your optional cash investments and reinvested dividends will be fully invested, and your account will be credited with the appropriate number of shares, including fractional shares.

6.   Does the Plan provide a "safekeeping" service?

     Yes. You may deposit certificates representing our Common Stock into your Plan account for "safekeeping", so that the shares will instead be accounted for in book-entry form. You can elect this service without participating in any other feature of the Plan. There is no fee for this service. See "Safekeeping of Stock Certificates in Book-Entry Form" on page 13.

7.   May I sell the shares I hold in the Plan?

     Yes. You may sell any or all of the shares of Common Stock that are credited to your Plan account. A nominal brokerage commission and any required tax withholdings or transfer taxes will be deducted from the proceeds that you receive from the sale. See "Sale of Shares" on page 12.

8.   May I gift or transfer shares from my plan account?

     Yes. You may transfer all or a portion of the shares in your Plan account to another person, whether or not that person is a participant in the Plan. If that person is not a participant, you must transfer a whole number of shares (not fractional shares). There is no fee for this service. See "Gifts or Transfers of Shares" on page 12.

9.   Will I receive a statement of my account?

     Yes. You will receive a statement shortly after every transaction in your Plan account. Plan account transactions include, but are not limited to, initial or optional cash investments, reinvestment of dividends, and deposits, transfers or withdrawals of shares. You may also request a statement for your account at any time by contacting the Plan Administrator. See "Statements of Account" on page 15.

10.  What are the fees when I participate in the Plan?

     If you make an initial investment, an optional cash investment, or acquire shares through dividend reinvestment there may be brokerage commissions and fees for the acquisition of shares. There are no fees if we satisfy the requirements of Plan participants by issuing original issue shares of Common Stock. If we satisfy the requirements of Plan participants by purchasing shares of Common Stock in the open market through an Independent Agent, there is a nominal brokerage commission. If you sell shares held in your Plan account, a nominal brokerage commission will be deducted from the net proceeds. Certain other special fees, such as a $25.00 fee for returned checks, may also apply. See "Summary of Participation Fees" on page 15.


                         CP&L ENERGY INVESTOR PLUS PLAN

Plan Administration

     We have designated EquiServe Trust Company, N.A., as Plan Administrator for the Plan. The Plan Administrator will receive optional cash investments, direct the purchase and sale of shares of Common Stock for Plan participants, keep records, send statements and perform other duties required by the Plan. The Plan Administrator also serves as transfer agent, registrar and dividend paying agent for our Common Stock.

     We or the Plan Administrator will also appoint an Independent Agent to act on behalf of Plan participants in buying Common Stock in the open market. The Independent Agent will also sell shares of Common Stock held in the Plan for Plan participants. See "Purchase of Shares" and "Sale of Shares" on pages 11 and 12, respectively.

     Inquiries: Plan Administrator - EquiServe Trust Company, N.A. You should contact EquiServe Trust Company, N.A. with questions concerning the Plan or about your account, as follows:

     Toll-free:  1-800-633-4236
                 Customer service representatives are available Monday through Friday between the hours of 8 a.m. and 5 p.m. Eastern Time, except on market holidays.

     In writing: CP&L Energy Investor Plus Plan
                 c/o EquiServe Trust Company, N.A.
                 P. O. Box 43012
                 Providence, RI 02940-3012

     On the internet:  http://www.equiserve.com

     Inquiries: CP&L Energy, Inc. Shareholder Relations. To request information about us or if you have any comments regarding the Plan, you should contact CP&L Energy, Inc., Shareholder Relations

     Toll-free: 1-800-662-7232

     In writing: CP&L Energy, Inc.
                 Shareholder Relations
                 P. O. Box 1551
                 Raleigh, NC 27602-1551

     By fax:     (919) 546-2920

     On the internet:  http://www.cplc.com

     Initial and Optional Cash Investments. Send initial cash investments of at least $250 and subsequent optional cash investments of at least $50 per payment to:

     CP&L Energy Investor Plus Plan
     c/o EquiServe Trust Company, N.A.
     P. O. Box 43012
     Providence, RI 02940-3012

     Make your check or money order payable to EquiServe Trust Company, N.A. in U.S. dollars drawn on a U.S. bank. If you are not in the United States, contact your bank to verify that it can provide you with a check that clears through a U.S. bank and that the dollar amount printed is in U.S. funds. Due to the longer clearance period, the Plan Administrator is unable to accept checks that clear through non-U.S. banks. For subsequent optional cash investments, please use the cash investment form attached to your statement to facilitate processing.

Enrollment

     You are eligible to participate in the Plan if you are a U.S. citizen; corporation, partnership or other entity incorporated or domiciled in the U.S.; or an existing shareholder of the Company. Any person who is not a U.S. citizen may also participate in the Plan if there are no laws or governmental regulations that would prohibit such person from participating or that would affect the terms of the Plan. We reserve the right to terminate participation of any participant if we deem it advisable under any foreign laws or regulations.

     If you do not currently own any of our Common Stock or preferred stock of one of our subsidiaries, you may join the Plan by completing an Enrollment Form and returning it to the Plan Administrator together with a check or money order payable to EquiServe Trust Company, N.A. in the amount of at least $250, but not more than $10,000. All checks and money orders must be in U.S. dollars and drawn on a U.S. bank. There is no initial enrollment fee. The Plan Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. After the initial shares are purchased, a statement will be mailed to you.

     If you already own our Common Stock or preferred stock of one of our subsidiaries and the shares are registered in your name, you may join the Plan by completing an Enrollment Form and returning it to the Plan Administrator or by contacting the Plan Administrator at the number below. If you are currently participating in the Automatic Dividend Reinvestment and Customer Stock Purchase Plan, you are automatically enrolled in the Plan without sending an Enrollment Form. However, if you wish to change your participation in any way, please contact the Plan Administrator at 1-800-633-4236 for instructions.

     If your shares are held in a brokerage, bank or other intermediary account (i.e., in "street name"), you may participate in the Plan by either instructing your broker, bank or other intermediary account to have your shares transferred into your name and then enrolling in the Plan, or requesting that your broker, bank, or other intermediary account participate in the Plan on your behalf.

     You should review this Prospectus thoroughly before enrolling in the Plan.

Dividend Reinvestment

     Options. The Enrollment Form allows you to choose one of the three options listed below regarding your dividends. If not otherwise specified on the appropriate form, your account will automatically be set up for full dividend reinvestment. You can change your reinvestment decision at any time by notifying the Plan Administrator. An initial investment option or an investment option change may not apply to a particular dividend if your Enrollment Form is not received by the Plan Administrator 2 business days prior to the record date for that dividend. The dividend record date (the date on which a person or entity must be a registered shareholder of our Common Stock in order to receive dividends) is currently on or about the 10th day of January, April, July and October, but you are encouraged to call the Plan Administrator to determine the exact date.

     Your dividend options under the plan are as follow:

     . Full Dividend Reinvestment: The cash dividends on all shares in your account will automatically be fully reinvested in additional shares of our Common Stock.

     . Partial Dividend Reinvestment: This option allows you to receive a check or electronic deposit of cash dividends based on a specified number of full shares held in your account. The cash dividend on the remaining shares will be reinvested in additional shares of our Common Stock. This option allows you to receive a fixed amount of cash each quarter (assuming the dividend stays the same).

     . Cash Dividends: None of your cash dividends will be reinvested. You will receive a check or electronic deposit for the full amount of cash dividends paid on the shares held in your Plan account.

     Investment Period. The Investment Period for purchases of shares of Common Stock made with reinvested dividends will begin 3 business days before the Dividend Payment Date and may continue for 15 days from the first purchase. Shares of Common Stock purchased on the open market will be credited to participating accounts as of the last day of the Investment Period or as of such earlier date on which all purchases for the Investment Period are completed. Shares issued and sold by us will be credited on the Dividend Payment Date.

     Deposit Cash Dividends Electronically. If you choose partial dividend reinvestment or full cash payout of dividends, you can have your cash dividends deposited directly into your bank account, instead of receiving a check by mail. To have your dividends deposited electronically, you must complete and return an Enrollment Form, which can be obtained from the Plan Administrator by calling 1-800-633-4236. Please allow 30 days from the date of receipt of the completed form for the direct deposit to be established. You may also change your designated bank account for direct deposit or discontinue this feature by notifying the Plan Administrator in writing.

Optional Cash Investments

     You can purchase shares of our Common Stock by using the Plan's optional cash investment feature. To purchase shares using this feature, you must invest at least $50 at any one time (at least $250 for an initial investment if you are not already a shareholder), but you cannot invest more than $10,000 monthly.
Any optional cash investment of less than $50 (or less than $250 for an initial investment if you are not already a shareholder) and the portion of any optional cash investment or investments totaling more than $10,000 monthly, will be returned to you without interest. You have no obligation to make any optional cash investments under the Plan.

     Investment Period. Purchases of shares of Common Stock made with initial cash payments from enrolling investors and with optional cash payments from current shareholders will begin on an Investment Date which will be the 1st and 15th of each month. If this date is not a trading day on the New York
Stock Exchange, then the Investment Date will be the next trading day. Each Investment Period shall continue until the next Investment Date. The Plan Administrator will complete the investment of funds by the end of the Investment Period. Shares of Common Stock purchased on the open market will be credited to participating accounts as of the last day of the Investment Period or as of such earlier date on which all purchases for the Investment Period are completed. Shares issued and sold by us will be credited on the Investment Date by sending a written request to the Plan Administrator.

     The Plan Administrator must receive optional cash investments no later than two business days before the Investment Date for those investments to be invested in our Common Stock in that Investment Period. Otherwise, the Plan Administrator may hold those funds and invest them in the next Investment Period. No interest will be paid on funds held by the Plan Administrator pending investment. Accordingly, you may wish to transmit any optional cash investments so that they reach the Plan Administrator shortly - but not less than two business days - before the Investment Date. This will minimize the time period during which your funds are not invested. Participants have an unconditional right to obtain the return of any cash payment up to 48 hours prior to the Investment Date by sending a written request to the Plan Administrator.


     Method of Payment.  Your payment options under the plan are as follow:

     . By Check or Money Order: You may make optional cash investments by sending the Plan Administrator a check or money order in U.S. dollars drawn on a U.S. bank, and made payable to EquiServe Trust Company, N.A. If you are not in the United States, contact your bank to verify that it can provide you with a check that clears through a U.S. bank and that the dollar amount printed is in U.S. funds. Due to the longer clearance period, the Plan Administrator is unable to accept checks that clear through non-U.S. banks. Do not send cash or third party checks. To facilitate processing of your investment, please use the payment form attached to your statement. Mail your investment and payment form in the envelope provided. You may not sell or withdraw shares purchased by check for a period of 14 days following receipt of your check by the Plan Administrator.

     . By Automatic Withdrawal from Your Bank Account: If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account by completing and submitting to the Plan Administrator an Enrollment Form. This feature enables you to make ongoing investments without writing checks. Funds will be deducted from your account on the 23rd of each month. If this date is not a trading day on the New York Stock Exchange, then the funds will be deducted on the next trading day. Those funds will be invested on the next Investment Date. To be effective for a given month, a new Enrollment Form for automatic bank draft must be received by the Plan Administrator before the last business day of the prior month. You must notify the Plan Administrator in writing at least 7 business days before the next scheduled cash withdrawal to change or terminate an automatic withdrawal.

     A $25 fee will be assessed if any check or deposit is returned unpaid, or if an automatic withdrawal from your bank account fails due to insufficient funds. This fee and any other incidental costs associated with the insufficient funds will be collected by the Plan Administrator through the sale of an appropriate number of shares from your Plan account. The Plan Administrator will consider the respective request for optional investment null and void and will immediately remove any shares already credited to your account in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

Purchase of Shares

     Source of Shares. Shares of Common Stock needed to meet the requirements of the Plan for optional cash investments and dividend reinvestments will either be purchased in the open market, by an Independent Agent, or issued directly by us.

     Pricing of Shares Purchased in the Open Market. If we elect to satisfy the requirements of the Plan participants through shares purchased in the open market, the price per share will be the weighted average price of all shares purchased by the Independent Agent for the applicable Investment Period, plus a nominal brokerage commission.

     Pricing of Original Issue Shares. If we elect to satisfy the requirements of the Plan participants through original issue shares, the price of such shares will be 100% of the average of the high and low sales price of our Common Stock, as reported on the New York Stock Exchange Composite Transaction Tape and published in the Wall Street Journal, on the respective Investment or Dividend Payment Date. No brokerage commission will be charged. In the event that the Investment or Dividend Payment Date is not a trading day on the New York

Stock Exchange or no trading is reported for that trading day, we may determine the purchase price on the basis of market quotations as deemed appropriate.

     Timing and Control. The Plan Administrator will make arrangements with an Independent Agent to use initial and optional cash investments to purchase shares of Common Stock during the relevant Investment Period, and to use
reinvested dividends to purchase shares on a quarterly basis.   Purchases may be
made over a number of days to meet the requirements of the Plan. No interest will be paid on funds held by the Plan Administrator pending investment. The Independent Agent may commingle your funds with those of other participants in the Plan for purposes of executing purchase transactions.

     Because the Plan Administrator will arrange for the purchase of shares on behalf of the Plan through an Independent Agent, neither we, nor any participant in the Plan has the authority or power to control either the timing or pricing of the shares purchased. Therefore, you will not be able to precisely time your purchases through the Plan, and will bear the market risk associated with fluctuations in the price of our Common Stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of our Common Stock could go up or down before the Plan Administrator arranges to purchase stock with your funds. The Independent Agent will use its best efforts to apply all funds to the purchase of shares before the end of the Investment Period, subject to any applicable requirements of federal or state securities laws. We reserve the right to designate an exclusive broker to purchase the shares on the open market.

Sale of Shares

     You can sell any number of shares held in your Plan account by notifying the Plan Administrator by completing and submitting the tear-off portion of the account statement or by contacting the Plan Administrator at 1-800-633-4236. The Plan Administrator will arrange for sales to be made through an Independent Agent within five business days of receipt of your request. The sale price will be the weighted average price of all shares sold for Plan participants that day. The Independent Agent may commingle your shares with those of other participants in the Plan for purposes of executing sales transactions. You will receive the proceeds of the sale less the brokerage commission and any required tax withholdings. Proceeds are normally paid by check, which is generally mailed 3 business days after the sale. You will not earn interest on funds generated from the sale of shares for the time period between the date of sale and the date on which you receive your check. We reserve the right to designate an exclusive broker to sell shares on the open market.

     Because the Plan Administrator will arrange for the sale of shares through an Independent Agent, neither we nor any Plan participant has the authority or power to control either the timing or the pricing of shares sold. Therefore, you will not be able to precisely time your sales through the Plan, and will bear the market risk associated with fluctuations in the price of our Common Stock. That is, if you send in a request for a sale, it is possible that the market price of our Common Stock could go up or down before the sale is completed. If you prefer to have control over the exact price and timing of your sale, you can choose to withdraw the shares you wish to sell and conduct the transaction through a stockbroker of your choice. See "Issuance of Certificates" on page 14.

     Please note that if your total holdings fall below one share, the Plan Administrator may liquidate the fractional share, remit the proceeds to you, less any applicable commission and fees, and close your Plan account.

Safekeeping of Stock Certificates in Book-Entry Form

     Shares of our Common Stock that you buy under the Plan will be maintained in your Plan account in book-entry form. In addition, you may also deposit any other shares of our Common Stock that you hold in certificate form into the Plan
for  "safekeeping" to be held in book-entry form, at no cost.   Deposited shares
represented by Common Stock certificates will be credited to your account. Thereafter, the shares are treated in the same manner as shares purchased through the Plan, giving you the options of reinvesting your dividends and selling your shares through the Plan.

     Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. Certificates will be issued only upon written request to the Plan Administrator. See "Issuance of Certificates" on page 14.

     To use the safekeeping service, complete the tear-off section of your account statement or write a letter of instruction and send it, along with your stock certificates to the Plan Administrator. We recommend that securities be sent by registered mail and insured for 2% of their value. Do not endorse the certificates or complete the assignment section.

Certificates deposited for safekeeping should be sent to:

     CP&L Energy Investor Plus Plan
     c/o EquiServe Trust Company, N.A.
     P. O. Box 43012
     Providence, RI 02940-3012

Gifts or Transfers of Shares

     You can give or transfer from your Plan account shares to anyone you choose by:

     . making an initial cash investment of at least $250 to establish an account in the recipient's name;

     . submitting an optional cash investment on behalf of an existing Plan participant in an amount not less than $50 nor more than $10,000;

     . transferring shares from your Plan account to the account of a existing Plan participant; or

     . transferring a whole number of shares from your account to a recipient outside the Plan.

     You may transfer shares to the accounts of existing Plan participants or to establish a new account. If your investments or transfers are made to an existing account, the dividends on the shares credited pursuant to such investments or transfers will be reinvested in accordance with the elections made on the existing account. New Plan participants may elect any of the dividend reinvestment options by completing an Enrollment Form. If you participate in dividend reinvestment and your request to transfer your shares is received after a dividend record date, the processing of your request may be held until after your account is credited with reinvested dividends. This holding period could be as long as four weeks.

     When authorizing a transfer of shares, you must send written instructions to the Plan Administrator, and you must have your signature on the letter of instruction medallion guaranteed by a financial institution participating in the Medallion Signature Guarantee Program. A Medallion Signature Guarantee is a special guarantee for securities that may be obtained through a financial institution such as a broker, bank, savings and loan association, or credit union. The guarantee ensures that the individual requesting the stock transfer is in fact the owner of the applicable stock. Most banks and brokers participate in the Medallion Signature Guarantee Program.

     If you need additional assistance regarding the transfer of your shares, please call the Plan Administrator at 1-800-633-4236.

Issuance of Certificates

     At any time, you may obtain a certificate, free of charge, for all or a part of the whole shares of Common Stock in your account upon written request to the Plan Administrator.

     Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check for the value of the fractional share will be mailed to you. The Plan Administrator will issue the certificates within 5 business days of the receipt of your request.

     Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Signature Guarantee program, as described under "Gifts or Transfers of Shares" above.

Pledging of Shares

     You may not pledge shares of Common Stock held in your account as collateral. If you wish to pledge shares of Common Stock held in your account, you must request that certificates for those shares be issued. You can then deliver the certificates as collateral. See "Issuance of Certificates" on page
___.

Statements of Account

     If you participate in dividend reinvestment, the Plan Administrator will mail you a statement after each quarterly reinvestment showing all your year-to-date transactions (shares, amounts invested, purchase prices) and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

     If you do not participate in dividend reinvestment, the Plan Administrator will mail you a statement or notice confirming any transactions you make under
the Plan.   If you continue to be enrolled in the Plan, but have no transactions in a given year, you will not receive a statement. You may, however, request a statement of your account for the current year and for statements as far back as the year 1993, from the Administrator, at any time, free of charge. There will be a $20 flat fee charged for duplicate statements prior to the year 1993.

     Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

     You should notify the Plan Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

Summary of Participation Fees

-----------------------------------------------------------------------------------------------
     Enrollment Fee for New Investors                               No service charge
-----------------------------------------------------------------------------------------------
     Reinvestment of Dividends                                      No service charge
-----------------------------------------------------------------------------------------------
     Optional Cash Investments                                      No service charge
-----------------------------------------------------------------------------------------------
     Returned Checks                                                $25.00 per check
-----------------------------------------------------------------------------------------------
     Purchase of Shares
-----------------------------------------------------------------------------------------------
            Open Market                                             Brokerage commission of
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                   approximately $.035 per share
-----------------------------------------------------------------------------------------------
             Original Issue                        No brokerage commission
-----------------------------------------------------------------------------------------------
     Sale of Shares                                Brokerage commission of approximately $.035
                                                   per share
-----------------------------------------------------------------------------------------------
     Gift or Transfer of Shares                    No service charge
-----------------------------------------------------------------------------------------------
     "Safekeeping" of stock in book-entry form     No service charge
-----------------------------------------------------------------------------------------------
     Certificate Issuance                          No service charge
-----------------------------------------------------------------------------------------------
     Duplicate Statements of Account
-----------------------------------------------------------------------------------------------
          Current year back to 1993                No service charge
-----------------------------------------------------------------------------------------------
           Prior to year 1993                      $20.00 flat fee per request
-----------------------------------------------------------------------------------------------

     The Plan Administrator will deduct the applicable fees from the funds for investment or proceeds from a sale. For more details concerning the above fees see "Enrollment," "Purchase of Shares," "Sale of Shares," and "Statements of Account" on pages 8, 11, 12 and 15, respectively.

Termination of Participation

     You may terminate your participation in the Plan at any time by either calling or delivering written instructions to the Plan Administrator. Your request must be signed by all registered holders listed on the account, and received at least 3 days prior to the dividend record date. If your request to stop dividend reinvestment is received after that date then the dividends related to that record date may be reinvested and the shares will be added to your Plan account. Your account may not be terminated until after it is credited with the shares resulting from the pending dividend reinvestment. Upon termination, you must elect either to receive a certificate for the number of whole shares held in your account and a check for the value of any fractional share, or to have all the shares in your account sold for you as described under the caption "Sale of Shares" in this Prospectus.

     The Plan Administrator will send your stock certificates and/or proceeds to you as soon as practicable.

Death of a Plan Participant

     If a Plan participant dies or becomes legally incapacitated, the Plan Administrator must be notified. If the notice is received at least 30 days prior to the quarterly dividend payment date, no more purchases will be made and the account will be closed. If the notice is received later than 30 days prior to the quarterly dividend payment date, the dividends for that period will be reinvested and then the account will be closed. The legal representative of the participant should contact the Plan Administrator for specific information.

Other Information About the Plan

     Stock Splits, Stock Dividends and Other Distributions. In the event stock dividends are paid in Common Stock, or if Common Stock is distributed in connection with any stock split or similar transaction, each account balance will be adjusted to reflect the receipt of the Common Stock paid or distributed. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction.

     Voting of Shares. We will mail you proxy materials, including a proxy card representing all shares credited to your Plan account, both full and fractional, and all shares you hold in certificate form. The proxy will be voted as indicated by you in accordance with the applicable proxy voting instructions.
If you do not provide any instruction on your properly signed and returned proxy card, all of your shares will be voted in accordance with the recommendations of our management. If you do not return the proxy card or you return it unsigned, none of your shares will be voted.

     Shareholder Communications. In addition to proxy materials, Plan participants will also receive all communications sent to holders of our Common Stock. Plan participants can also obtain current financial and other Company information by dialing 1-800-662-7232 or by visiting our website at [www.cplc.com].

     Liability of the Plan Administrator, the Independent Agent and CP&L Energy, Inc. Neither we, the Plan Administrator, nor the Independent Agent will be liable for any act performed in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for (1) failure to terminate an account upon the death of a participant prior to receiving written notice of such death along with a request to terminate participation from a qualified representative of the deceased; (2) purchase or sales prices reflected in a participant's Plan account or the dates of purchases or sales of a participants Plan shares; or (3) any fluctuation in the market value after purchase or sale of shares.

     Plan Modification or Termination. We reserve the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan.

     Change of Eligibility; Termination. We reserve the right to deny, suspend or terminate participation by a Plan participant who is using the Plan for
purposes inconsistent with the intended purpose of the Plan.   In such event,
the Plan Administrator will notify you in writing and will continue to maintain your shares in book-entry form but will no longer accept optional cash investments or reinvest your dividends. The Plan Administrator will issue a certificate to you upon written request.

     Multiple Accounts. We reserve the right to aggregate all optional investments for Plan participants with more than one account using the same name, address or social security or taxpayer identification number. We may also aggregate Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership. In the event that we exercise our rights to aggregate investments and the result would be an investment in excess of $120,000 per year, the amount in excess of $120,000 will be returned, without interest, as promptly as practicable.

     Transfer Agent and Registrar. EquiServe Trust Company, N. A. presently acts as transfer agent and registrar for our Common Stock. We reserve the right to terminate the agent and appoint another agent or administer the Plan ourselves. All participants will receive notice of any such change.

     No Profit or Dividends Assured. We cannot assure you of a profit or protect you against a loss on shares of our Common Stock that you purchase or sell under the Plan. The payment of dividends is at the discretion of the Board of Directors and will depend upon future earnings, our financial condition and other factors. There can be no assurance as to the declaration or payment of any dividend on our Common Stock.

     Interpretation of the Plan. Our officers are authorized to take any actions that are consistent with the Plan's terms and conditions. The Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with the Plan's operations.

                      U.S. FEDERAL INCOME TAX INFORMATION

     You are advised to consult your own advisor. The following is not a comprehensive summary of all tax considerations that may be relevant to a Plan participant and is for general information only.

     Your dividends reinvested under the Plan will be taxable for U.S. federal income tax purposes just as if you actually received them in cash. You will receive from the Plan Administrator an IRS Form 1099-DIV indicating the amount of dividends paid to you during the year, whether or not they are reinvested, shortly after the end of the year.

     You will not realize a gain or loss for U.S. federal income tax purposes on the transfer of shares to the Plan or the withdrawal of whole shares from the Plan. You will, however, generally realize a gain or loss on the sale of any of your shares (including the receipt of cash for a fractional share) held in the Plan. The amount of gain or loss generally will be the difference between the amount you receive for the shares and the tax basis of those shares. In order to determine the tax basis of your shares acquired through the Plan, you should retain all of your transaction statements.

     Your tax basis in shares acquired through the Plan, whether with reinvested dividends or with cash payments, will equal the amount paid for the shares, including any brokerage fee or commission. Your holding period for shares acquired through the Plan will begin on the day after the date the shares are credited to your account.

     Dividends on your shares and proceeds from the sale of shares held in the Plan generally will be subject to backup withholding tax at a rate of 31%, unless you provide a properly completed IRS Form W-9 to us or to the Plan Administrator. If you have not provided an IRS Form W-9 to us or to the Plan Administrator, you may obtain one from the Plan Administrator. Only the amount of dividends net of any withholding tax will be available for reinvestment under the Plan. Any amount withheld as backup withholding tax will be allowable as a refund or credit against your U.S. federal income tax liability.

     Dividends paid on shares held in the Plan for participants who are non-residents aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax of 30%. The withholding tax may be reduced or eliminated by treaty between the U.S. and the country in which the Plan participant resides, if the participant provides appropriate documentation to claim the benefit of the treaty. Only the amount of dividends net of any withholding tax will be available for reinvestment under the Plan.


                                    EXPERTS

     The financial statements and the related financial statement schedules incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference in this prospectus, and have been so incorporated in reliance upon the report of this firm given upon their authority as experts in accounting.

                                 LEGAL OPINION

     Hunton & Williams of Raleigh, North Carolina, our outside counsel, will issue an opinion about the legality of the offered securities for us.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

                                                                      Estimated
     Item                                                               Total
     ----                                                             ---------

     Filing Fee--Securities and Exchange Commission                   $  65,489
     Fees of Counsel*                                                    20,000
     Auditors' fees*                                                      5,000
     Printing of registration statement, prospectus, exhibits, etc.*     10,000
     Miscellaneous*                                                      12,011
                                                                      $ 112,500*
* Estimated

Item 15.  Indemnification of Directors and Officers.

     Sections 55-8-51 through 55-8-57 of the North Carolina Business Corporation Act (the "NCBCA") and the Articles of Incorporation and Bylaws of the Company provide for indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended. The Company has insurance covering expenditures it might incur in connection with the lawful indemnification of its directors and officers for their liabilities and expenses. Officers and directors of the Company also have insurance which insures them against certain liabilities and expenses.

     As authorized by the NCBCA, and to the fullest extent permitted by it, the Company's Articles of Incorporation provide that a Company director will not be liable to the Company or to any Company shareholder for monetary damages arising from the director's breach of his or her duties as a director. The NCBCA permits these provisions, except for (i) acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the corporation, (ii) unlawful distributions, and (iii) any transaction from which the director derived an improper personal benefit.

     The NCBCA provides directors and officers with a right to indemnification relating to official conduct when the director or officer has been wholly successful in defense of a claim. In addition, a director or officer without the right to indemnification may apply to a court for an order requiring the corporation to indemnify the director or officer in a particular case.

     The NCBCA also authorizes a corporation to indemnify directors and officers beyond the indemnification rights granted by law. The Company Bylaws provide that any person who is or was a director or officer of the Company and any person who at the request of the Company serves or has served as an officer or director (or in any position of similar authority) of any other corporation or other enterprise, including as an individual trustee under any employee benefit plan, will be reimbursed and indemnified against liability and expenses incurred by that person in connection with any action, suit or proceeding arising out of that person's status as a director or officer of the Company (i) if that person's acts or omissions is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any state statute regulating the Company or any of its subsidiaries by reason of their being public utility companies or subsidiaries of public utility holding companies, or any amendments to the foregoing laws, or (ii) if that person's acts or omissions were not known or believed by him or her to be clearly in conflict with the best interests of the Company.


Item 16. Exhibits.


     4(a)* Amended and Restated Articles of Incorporation, as amended and restated on June 15, 2000 (Exhibit 3(a)(i), Form 10-Q for the fiscal quarter ended June 30, 1999, File No. 1-15929, incorporated by reference).

     4(b)* Bylaws, as amended and restated on June 15, 2000 (Exhibit 3(b)(i), Form 10-Q for the fiscal quarter ended June 30, 1999, File No. 1-15929, incorporated by reference).

     5 Opinion of Hunton & Williams regarding the validity of the shares of Company Common Stock.

     23(a)     Consent of Deloitte & Touche LLP.

     23(b)     Consent of Hunton & Williams (contained in Exhibit 5).

     24 The Power of Attorney is contained on the signature page of this Registration Statement.

__________
* Incorporated herein by reference as indicated.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; or (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subsections (i) and (ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those subsections is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expense incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit it to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina on the 13th day of October, 2000.

                                   CP&L ENERGY, INC.


                                    /s/ William Cavanaugh III
                                   ----------------------------------------
                                   William Cavanaugh III, Chairman,
                                   President and Chief Executive Officer

                              POWERS OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William Cavanaugh III, Robert B. McGehee, and Timothy S. Goettel, and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

             Signature                                              Title                           Date
             ---------                                              -----                           ----
     /s/ William Cavanaugh III                           President and Chief Executive         October 13, 2000
----------------------------------------------------   Officer and Chairman of the Board
         William Cavanaugh III

         /s/ Peter M. Scott III                        Executive Vice President and Chief      October 13, 2000
----------------------------------------------------    Financial Officer (and principal
             Peter M. Scott III                         accounting officer)

         /s/ Edwin B. Borden                                        Director                   October 13, 2000
----------------------------------------------------
             Edwin B. Borden

         /s/ David L. Burner                                        Director                   October 13, 2000
----------------------------------------------------
             David L. Burner

         /s/ Charles L. Coker                                       Director                   October 13, 2000
----------------------------------------------------
             Charles L. Coker

         /s/ Richard L. Daugherty                                   Director                   October 13, 2000
----------------------------------------------------
             Richard L. Daugherty

         /s/ Estell C. Lee                                          Director                   October 13, 2000
----------------------------------------------------
             Estell C. Lee

         /s/ William O. McCoy                                       Director                   October 13, 2000
----------------------------------------------------
             William O. McCoy

         /s/ E. Marie McKee                                         Director                   October 13, 2000
----------------------------------------------------
             E. Marie McKee

         /s/ John H. Mullin, III                                    Director                   October 13, 2000
----------------------------------------------------
             John H. Mullin, III

         /s/ J. Tylee Wilson                                        Director                   October 13, 2000
----------------------------------------------------
             J. Tylee Wilson

                               INDEX TO EXHIBITS


  Exhibit
  Number                         Description of Document
  -------                        -----------------------

   4(a)* Amended and Restated Articles of Incorporation, as amended and restated on June 15, 2000 (Exhibit 3(a)(i), Form 10-Q for the fiscal quarter ended June 30, 1999, File No. 1-15929, incorporated by reference).

   4(b)* Bylaws, as amended and restated on June 15, 2000 (Exhibit 3(b)(i), Form 10-Q for the fiscal quarter ended June 30, 1999, File No. 1-15929, incorporated by reference).

   5 Opinion of Hunton & Williams regarding the validity of the shares of Company Common Stock.

   23(a)       Consent of Deloitte & Touche LLP.

   23(b)       Consent of Hunton & Williams (contained in as Exhibit 5).

   24 The Power of Attorney is contained on the signature page of this Registration Statement.

__________
* Incorporated herein by reference as indicated.